UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 30, 2005
Date of Report (Date of Earliest Event Reported)
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-14793 (Commission File Number)	66-0561882 (IRS Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip code)
(787) 729-8200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b)	Effective September 30, 2005, Angel Alvarez-Perez resigned from his positions as President and Chief Executive Officer of First BanCorp. (the “Company”). Mr. Alvarez-Perez has informed the Company that he intends to retire, effective December 31, 2005, from his positions as Chairman of the Board of Directors and a director of the Company.

Effective September 30, 2005, Annie Astor-Carbonell resigned from her positions as Senior Executive Vice President, Chief Financial Officer and a director of the Company. Ms. Astor-Carbonell informed the Company that she intends to retire, effective October 31, 2005. Until then, she will continue as an employee of the Company.

(c)	On September 30, 2005, Luis M. Beauchamp was elected to serve as President and Chief Executive Officer of the Company. Mr. Beauchamp has, since 1997, been Senior Executive Vice President, Wholesale Banking of the Company and of FirstBank Puerto Rico (“FirstBank”), a wholly-owned subsidiary of the Company. From 1990 to 1997, he served as Executive Vice President of FirstBank. In addition, since 1990, Mr. Beauchamp has served as Chief Lending Officer of FirstBank. From 1988 to 1990, he was General Manager — New York Banking Operations of Banco de Ponce. Prior to 1988, he held various positions with Chase Manhattan Bank, N.A. Mr. Beauchamp currently serves as a director of First Leasing and Rental Corporation, First Federal Finance Corp. (d/b/a Money Express), FirstBank Insurance Agency, Inc., First Insurance Agency VI, Inc., First Express Inc., FirstMortgage, Inc. and FirstBank Overseas Corp., all of which are subsidiaries of the Company. Mr. Beauchamp is 62 years old.

On September 30, 2005, Aurelio Aleman was elected to serve as Chief Operating Officer and Senior Executive Vice President of the Company. Mr. Aleman has, since 1998, been Executive Vice President, Consumer Banking of the Company and of FirstBank. He has been a member of the Company’s Credit Committee since 1998, and was appointed to the Company’s Investment Committee in 2005. From 1996 to 1998, he was a Vice President of Citibank, N.A., where his responsibilities included wholesale and retail automobile financing and retail mortgage business. From 1994 to 1996, he was a Vice President of Chase Manhattan Bank, N.A., where his responsibilities included banking operations and technology for corporate capital markets. From 1980 to 1994, he held various positions at Citibank, N.A. and Chase Manhattan Bank, N.A. He currently serves as the President and a director of First Leasing and Rental Corporation, First Federal Finance Corp. (d/b/a Money Express), and FirstBank Insurance Agency, Inc. Mr. Aleman currently serves as a director of First Insurance Agency VI, Inc., FirstMortgage, Inc. and First Express Inc. Mr. Aleman is 46 years old.

On September 30, 2005, Luis Cabrera-Marin was appointed to serve as Chief Financial Officer of the Company, on an interim basis. Mr. Cabrera-Marin has, since 1997, been a Senior Vice President of the Company and of FirstBank, in charge of the Investment and Treasury Department. Mr. Cabrera-Marin has also been a member of the Company’s Asset Liability Management Committee since 1997. From 1995 to 1997, he was Director of Asset Management for the Government Development Bank for Puerto Rico. Prior to 1995, he was an investment executive with Oriental Financial Services, Inc. Mr. Cabrera-Marin currently serves as a director of FirstBank Overseas Corp. Mr. Cabrera-Marin is 36 years old.

(d)	On September 30, 2005, Luis Beauchamp and Aurelio Aleman were also elected to the Company’s Board of Directors, to serve until the 2006 annual meeting of the shareholders of the Company. Background information regarding Mr. Beauchamp and Mr. Aleman is set forth in item (c) above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2005	FIRST BANCORP

	By:	/s/ Luis M. Cabrera

	Name:	Luis M. Cabrera

	Title:	Chief Financial Officer

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